CONCORD ELECTRIC COMPANY

                               TO

           THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE



                         _______________


                             EIGHTH

                     SUPPLEMENTAL INDENTURE

                  Dated as of October 14, 1994


                         _______________


               Additional Issue (Series I, 8.49%,
                      due October 14, 2024)

                           $6,000,000



           Recorded Merrimack County Registry of Deeds
        Book    , Page    , October 14, 1994,    :   A.M.

     THIS SUPPLEMENTAL INDENTURE, dated and entered into as of October 14, 1994, by and between Concord Electric Company, a corporation duly organized and existing under the laws of The State of New Hampshire (hereinafter commonly referred to as the "Company") (its Federal tax identification number being 02-0121400) and The First National Bank of Boston, a national banking association, as successor Trustee under the Indenture of Mortgage and Deed of Trust referred to in the first recital hereof (hereinafter, together, as appropriate, with Old Colony Trust Company, the original Trustee under the said Indenture, commonly referred to as the "Trustee") (its Federal tax identification number being 04-2472499);

                           WITNESSETH:

     WHEREAS, the Company heretofore duly executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust (hereinafter generally referred to as the "Original Indenture" and sometimes referred to, with each and every other instrument, including this Supplemental Indenture, which the Company may execute with the Trustee and which is therein stated to be supplemental to the Original Indenture, as the "Mortgage"), dated as of July 15, 1958, but actually executed on September 18, 1958, and recorded, among other places, in Merrimack County, New Hampshire, Registry of Deeds, Volume 832, Page 96, and in the Office of the City Clerk of the City of Concord, New Hampshire, Volume 188, Page 156 and duly recorded First, Second, Third, Fourth, Fifth, Sixth and Seventh Supplemental Indentures thereto dated as of January 15, 1968, as of November 15, 1971, as of July 1, 1975, as of March 28, 1984, as of June 1, 1984, as of October 29, 1987, and as of August 29, 1991, respectively, to which this instrument is supplemental and in modification and confirmation thereof, whereby substantially all the properties of the Company used by it in its electric business, whether then owned or thereafter acquired, with certain exceptions and reservations fully set forth in the Mortgage were given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed to the Trustee, its successors and assigns, in trust upon the terms and conditions set forth therein to secure bonds of the Company issued and to be issued thereunder, and for other purposes more particularly specified therein; and

     WHEREAS, on January 4, 1971 Old Colony Trust Company was merged into The First National Bank of Boston, which thereupon succeeded to the trust under the Mortgage; and

     WHEREAS, there are now outstanding under the Mortgage $1,584,000 in principal amount of First Mortgage Bonds, Series C, $930,000 in principal amount of First Mortgage Bonds, Series D, $500,000 in principal amount of First Mortgage Bonds, Series G, and $6,500,000 in principal amount of First Mortgage Bonds, Series H, and the Company proposes to issue $6,000,000 in principal amount of additional First Mortgage Bonds of a new series designated as First Mortgage Bonds, Series I (hereinafter sometimes referred to as "Series I bonds" or "bonds of Series I"); and

     WHEREAS, all things have been done and performed which are necessary to make the Series I bonds, when authenticated by the Trustee and issued as in the Original Indenture and herein provided, legal, valid and binding obligations of the Company;

     NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase of the Series I bonds by the holder thereof, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth and Seventh Supplemental Indentures and in performance of and compliance with the provisions thereof, the Company, by these presents, does give, grant, bargain, sell, warrant, pledge, assign, transfer, mortgage and convey unto the Trustee, as provided in the Mortgage, and its successor or successors in the trust thereby and hereby created, and its and their assigns, all and singular, the property, and rights and interests in property, described in the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth and Seventh Supplemental Indentures and thereby conveyed, pledged, assigned, transferred and mortgaged, or intended or required so to be (said descriptions in the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth and Seventh Supplemental Indentures being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released by the Trustee or sold or disposed of in whole or in part as permitted by the provisions of the Mortgage and also, but without in any way limiting the generality of the foregoing, all the rights, titles, interests, easements and properties described in Schedule A hereto attached and hereby made a part hereof as fully as if set forth herein at length, and all proceeds of any of the foregoing at any time conveyed, pledged, assigned, transferred, mortgaged, paid or delivered to and from time to time held by the Trustee upon the trusts of the Mortgage.

     SUBJECT, HOWEVER, insofar as affected hereby, to any permitted encumbrances as defined in Section 1.01 of the Original Indenture, and, as to the property specifically described in Schedules A of the Original Indenture and the First, Second, Third, Fifth, Sixth and Seventh Supplemental Indentures and in Schedule A hereof, to the liens, encumbrances, reservations, restrictions, conditions, limitations, covenants, interests and exceptions, if any, set forth or referred to in the descriptions thereof contained in said Schedules, none of which substantially interferes with the free use and enjoyment by the Company of the property and rights hereinabove described for the general purposes and uses of the Company's electric business;

     AND SUBJECT FURTHER, as to all hereafter-acquired property, insofar as affected thereby, to any mortgages, encumbrances or liens on such after-acquired property existing at the time of such acquisition or contemporaneously created, conforming to the provisions of Section 8.07 of the Original Indenture;

     BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING from this instrument, and from the grant, conveyance, mortgage, transfer and assignment herein contained, all right, title and interest of the Company, now owned or hereafter acquired in and to properties and rights of the kind specified in subclauses (a) to (d), both inclusive, of the granting clauses, on pages 25-26, of the Original Indenture (as amended by Section4.03A of the Fourth Supplemental Indenture.

     TO HAVE AND TO HOLD the trust estate, with all of the privileges and appurtenances thereunto belonging, unto the Trustee, its successors in the trusts of the Mortgage, and its and their assigns, to its and their own use, forever;

     BUT IN TRUST NEVERTHELESS, upon the terms and trusts set forth in the Mortgage, for the equal pro rata benefit, security and protection (except as provided in Section 8.14 of the Original Indenture and except insofar as a sinking, improvement and analogous fund or funds, established in accordance with the provisions of the Original Indenture, or any indenture supplemental thereto, may afford particular security for bonds of one or more series) of the bearers and the registered owners of the bonds from time to time authenticated, issued and outstanding under the Mortgage, and the bearers of the coupons appertaining thereto, without (except as aforesaid) any preference, priority or distinction whatever of any one bond over any other bond by reason of priority in the issue, sale or negotiation thereof, or otherwise;

     PROVIDED, HOWEVER, and these presents are upon the condition, that, if the Company shall pay or cause to be paid the principal of and premium, if any, and interest on the bonds at the times and in the manner therein and in the Mortgage provided, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the bonds and in the Mortgage expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article Thirteen of the Original Indenture, cease, determine and be void, but otherwise shall be and remain in full force and effect.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions, viz.:

                           ARTICLE ONE

                         Series I Bonds

     Section 1.01. There shall be and is hereby created an additional series of bonds designated as and entitled "First Mortgage Bonds, Series I". Series I bonds shall be fully registered bonds without coupons, of the denomination of $1,000 and multiples thereof. The bonds of Series I originally issued shall be dated the date of such issue and any bonds of Series I subsequently issued under the provisions of Sections 2.09, 2.11,
2.12 and 7.05 of the Original Indenture and of Section 1.07 hereof shall be dated as provided in Section 2.04 of the Original Indenture. All Series I bonds shall mature on October 14, 2024, and shall bear interest at the rate of Eight and Forty-Nine Hundredths Percent (8.49%) per annum from their respective dates, such interest to be payable semiannually on the fourteenth day of April and the fourteenth day of October in each year commencing the fourteenth day of April, 1995, and shall bear interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 9.49% per annum. The principal of, premium, if any, and interest on bonds of Series I shall be payable at the principal corporate trust office of The First National Bank of Boston, Boston, Massachusetts, or at the principal corporate trust office of its successors as Trustee hereunder, in lawful money of the United States of America provided that, the Company may enter into a written agreement with any registered Institutional Holder of the bonds of Series I providing that payment of interest thereon and of the redemption price of any portion of the principal amount thereof (including premium, if any) which may be called for redemption shall be made directly to such holder or to its nominee, as the case may be, at a duly designated place of payment within the United States, without surrender or presentation of such bonds of Series I to the Trustee, provided that (A) there shall have been filed with the Trustee a copy of such agreement and (B) pursuant to such agreement such holder shall agree that it will not sell, transfer or otherwise dispose of any such bond of Series I in respect of which any such payment or redemption shall have been made unless, prior to the delivery thereof by it (i) it shall have made a clear and accurate notation of the amount of principal so redeemed upon any such bond instrument to be transferred, or (ii) such bond of Series I shall have been presented to the Trustee for appropriate notation thereon of the portion of the principal amount thereof redeemed, or (iii) such bond or bonds of Series I shall have been surrendered in exchange for a new bond or bonds of Series I for the unredeemed balance of the principal amount thereof in accordance with the other terms of the Mortgage. For purposes of this Section 1.01, the term "Institutional Holder" shall mean any insurance comany, bank, savings and loan association, trust company, investment company, chartable foundation, employee benefit plan (as defined by ERISA) or other institutional investor or financial institution. The text of the bonds of Series I and of the Trustee's Certificate with respect to Series I bonds shall be respectively substantially of the tenor and purport set forth in Schedule B hereto. The bonds of Series I shall be numbered in such manner or by such method as shall be satisfactory to the Trustee.

     The issue of bonds of Series I hereunder is hereby limited to the $6,000,000 in aggregate principal amount of Series I bonds initially issued as provided in Section 1.08 hereof and to Series I bonds issued in exchange or substitution for outstanding Series I bonds under the provisions of Sections 2.09, 2.11, 2.12 and
7.05 of the Original Indenture and Section 1.07 hereof (except that despite the provisions of Section 2.09 of the Original Indenture, no bonds of Series I may be converted from registered to coupon form).

     Section 1.02. As a required sinking fund for the benefit of the Series I bonds, the Company covenants that it will, on October 13 in each year, beginning on October 13, 2015, and continuing to and including October 13, 2024, pay to the Trustee immediately available funds sufficient to redeem, at par, Series I bonds then outstanding, in the principal amount of Six Hundred Thousand Dollars ($ 600,000)(or the remaining principal amount if less than $600,000 principal amount of Series I bonds at the time remains outstanding). The payments required for the sinking fund as above provided are in this Section 1.02 and elsewhere in this Eighth Supplemental Indenture referred to as "required sinking fund payments" and the day following each such payment is herein and therein referred to as a "required sinking fund redemption date".

     No redemption under Section 1.03, 1.04, 1.05 or 1.06 hereof shall affect or reduce the obligation of the Company to provide for required sinking fund redemptions under this Section 1.02 until all Series I bonds shall have been paid in full.

     Section 1.03. At the same time it makes any required sinking fund payment, the Company shall have the option (which shall be non-cumulative) to pay to the Trustee, in immediately available funds, an additional principal amount of Six Hundred Thousand Dollars ($600,000)(in this Section 1.03 and elsewhere in this Eighth Supplemental Indenture referred to as an "optional sinking fund payment"), provided, that the cumulative amount of all optional sinking fund payments pursuant to this Section 1.03 shall not exceed One Million Two Hundred Thousand Dollars ($1,200.000) and each such optional sinking fund payment shall be applied to the redemption of Series I bonds on the required sinking fund redemption date for such sinking fund payment. The Company will give notice, by registered mail, postage prepaid, to the Trustee and to each registered owner of a bond of Series I of any required or optional payment to be made pursuant to Section
1.02 or this Section 1.03 or Section 1.04 hereof not more than 60, nor less than 30, days prior to the required sinking fund redemption date (or other designated date of redemption in the case of a redemption pursuant to Section 1.04).

     Section 1.04. In addition to the required and optional sinking funds provided by Sections 1.02 and 1.03 hereof, all of the bonds of Series I, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, on any date on or after October 14, 1994 and before October 14, 2019, pursuant to the provisions of Article Seven of the Original Indenture, and by payment of an amount equal to the Make Whole Amount, as defined below in this
Section 1.04. In addition to the foregoing, on any date on or after October 14, 2019, all of the bonds of Series I, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, by payment of the principal amount of the bond or bonds optionally to be redeemed, plus interest accrued thereon to the date fixed for such redemption plus a premium equal to the applicable percentage of the principal amount thereof as follows:

     Date Fixed for Redemption                         Premium

If redeemed on or after October
     14, 2019 and before October
     14, 2020                              . . . . . . .101.5%
On or after October 14, 2020 and before
     October 14, 2021                      . . . . . . .101.0%
On or after October 14, 2020
     and before October 14, 2022           . . . . . . .100.5%
On or after October 14, 2020
     and prior to maturity                 . . .. . . . 100.0%

     For purposes of this Section 1.04, the Make Whole Amount shall mean the greater of (i) the outstanding principal amount of the bonds to be redeemed, plus interest accrued to the date fixed for such redemption, and (ii) the sum of (A) the aggregate present value as of the date of such redemption of each dollar of principal being prepaid (taking into account each redemption required by Section 1.02 above), and (B) the amount of interest (exclusive of interest accrued to the date fixed for such redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate (as hereinafter defined) from the respective dates on which they would have been payable to the date of such redemption, plus interest accrued to the date fixed for such redemption.

     For purposes of any determination of the Make Whole Amount:

          "Reinvestment Rate" shall mean the sum of (i) 0.50% plus (ii) the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal amount of the bonds being redeemed (taking into account each redemption required by Section 1.02). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Average Weighted Life to Maturity shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66 2/3% in aggregate principal amount of outstanding Series I bonds.

          "Weighted Average Life to Maturity" of the principal amount of the bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have been payable on each scheduled redemption date under
     Section 1.02  if the redemption pursuant to this Section
     1.04 had not been made, less (2) the amount of principal on the bonds scheduled to become payable on each such redemption date under Section 1.02 after giving effect to the redemption pursuant to this Section 1.04, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such scheduled redemption date under Section 1.02 and
     (ii) totaling the products obtained in (i).

     Section 1.05. Series I bonds which may be redeemed pursuant to Article Eleven of the Original Indenture (i) out of release moneys or other trust moneys required by Section 8.12 of the Original Indenture to be deposited with the Trustee, may be redeemed on any date and shall be redeemed for an amount equal to the principal amount of the bonds to be redeemed, plus interest accrued to the date of redemption; or (ii) out of release moneys or other trust moneys required by Sections 8.10, 10.03 or 10.04 of the Original Indenture to be deposited with the Trustee, may be redeemed on any date and, if redeemed prior to October 14, 2019, then they shall be redeemed for an amount equal to the Make Whole Amount, as defined above in Section 1.04, and if they shall be so redeemed on any date on or after October 14, 2019, then they shall be redeemed for an amount equal to the interest accrued the princiapl amount of the bond or bonds to be redeemed to the date fixed for such redemption plus an amount equal to the applicable percentage of the principal amount thereof set forth in Section 1.04, above, for optional redemptions occurring on or after October 14, 2019.

     Section 1.06. In the event that all or any part of the bonds of Series I shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such bonds of Series I shall be entitled to be paid thereafter an amount equal to the Make Whole Amount, if such redemption or discharge occurs prior to October 14, 2019, or, if such redemption occurs on or after October 14, 2019, then the registered owners of such bonds shall be entitled to be paid thereafter an amount equal to the interest accrued on the principal amount of the bonds to be redeemed to the date of redemption, plus an amount equal to the then applicable percentage of the principal amount thereof provided in
Section 1.04, above, for optional redemptions on or after such date.

     Section 1.07. Bonds of Series I, upon surrender thereof at the principal corporate trust office of the Trustee, may be exchanged for the same aggregate principal amount of other fully registered bonds of that Series.

     Within a reasonable time after the receipt of a request for such an exchange, the Company shall issue and the Trustee shall authenticate and deliver all bonds required in connection therewith, and the Trustee shall make such exchange upon payment to it of such charge, if any, as is required by the following paragraph.

     For any exchange of bonds of Series I, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

     Section 1.08. Upon the execution of this Eighth Supplemental Indenture and upon compliance with all applicable provisions of Articles Four and Five of the Original Indenture, the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate and deliver to or upon the order of the Company, bonds of Series I in the form of registered bonds without coupons in the aggregate principal amount of Six Million Dollars ($6,000,000).

                           ARTICLE TWO

                           Redemption

     Section 2.01. In the case of any required or optional sinking fund redemption pursuant to Sections 1.02 and 1.03 hereof, forthwith after the September 14 preceding each required sinking fund payment date, and in the case of any proposed redemption pursuant to Sections 1.04 or 1.05, forthwith after the Trustee's receipt of proper notice from the Company of any such proposed redemption, the Trustee, pursuant to the provisions of Article Seven of the Original Indenture, shall

          (a) select for redemption a principal amount of bonds of Series I equal to the amount to be redeemed on the next ensuing required sinking fund redemption date or designated optional redemption date, as the case may be, so that the principal amount to be redeemed of bonds of such series then held by each holder shall bear the same ratio to the total principal amount of all bonds of such series then to be redeemed as the total principal amount of all bonds of such series then held by such holder bears to the total principal amount of all bonds of such series then outstanding;

          (b) notify the Company of the bonds of Series I to be so redeemed; and

          (c) give notice of redemption of such bonds of Series I, as provided in Sections 7.02, 7.03, 7.04 and 7.05 of the Original Indenture, to take effect on the then ensuing required sinking fund redemption date or other applicable date of redemption for such bonds of Series I.

     The Company covenants that it will pay to the Trustee

          i) on or before the day prior to each required sinking fund payment date, the sum required by Section
          1.02 hereof, plus the sum, if any, payable in accordance with any notice of optional redemption delivered prior to such required sinking fund payment date pursuant to Section 1.03 hereof, and

          ii) on or before the day prior to the date proposed by the Company in a notice (which notice shall conform to the requirements of Article Seven of the Original Indenture) of any redemption pursuant to Section 1.04 or 1.05 hereof, the principal amount payable in accordance with such notice.

At the time of each required sinking fund redemption or other redemption the Company shall pay to the Trustee the amount of the charges which shall be due the Trustee and the amount of expenses which the Trustee advises the Company it has incurred or will incur in connection with such redemption.

                          ARTICLE THREE

                    Covenants of the Company

     Section 3.01. The Company covenants that it will not declare or pay dividends (other than in its own common stock) or make any other distribution on shares of its common stock or apply any of its property or assets (other than amounts equal to any proceeds received from the sale of common stock of the Company) to the purchase or retirement of, or make any other distribution through reduction of capital or otherwise, in respect of, any shares of its common stock if, after giving effect to such distribution, the aggregate of all such distributions declared, paid, made or applied subsequent to December 31, 1993, plus the amount of all dividends declared or accrued on any class of preferred stock of the Company subsequent to December 31, 1993, and any amounts charged to net income after December 31, 1993 in connection with the purchase or retirement of any shares of preferred stock of the Company would exceed an amount equal to net income of the Company available for dividends after December 31, 1993, plus the sum of $4,400,000.

     The term "net income" as applied to any period shall mean the net income (or deficit) of the Company for such period properly transferable to its earned surplus, all computed, if a uniform system of accounts is prescribed by any commission or other governmental body having jurisdiction in the premises, in accordance with such uniform system; otherwise in accordance with accepted accounting practice, and in any event by deducting from the aggregate gross revenues of the Company for such period all expenses required to be deducted in computing earnings available for interest charges for such period in accordance with Section 4.02B of the Original Indenture (as amended by Section 1.01 of the Fourth Supplemental Indenture), and also by deducting all interest requirements, taxes, amortization of debt discount and expense and other deferred charges, and all other non-operating expenses for such period.

                          ARTICLE FOUR

                Amendments to Original Indenture

     Section 4.01. Section 14.03 of the Original Indenture is hereby amended to read in its entirety as follows:

       If default occurs in payment of principal, premium or interest due hereunder, the Company covenants that it will pay or cause to be paid interest upon overdue principal, premium and interest, to the extent permitted by law, at the greater of (i) six percent (6%) per annum and (ii) the rate specified in the supplemental indenture creating the series of bonds in questions or, if no such rate is specified therein, then the rate of interest payable on the bonds of the series in question plus one percent (1%).

     Section 4.02. Section 4.04 of the Original Indenture, as amended by Section 4.01 of the Second Supplemental Indenture dated as of November 15, 1971, is hereby amended in order to clarify the meaning thereof by inserting the words "as shown by the" after the word "charges" and before the word "certificate" in the sixth line thereof, and by inserting the word "are" after the word "hereof" and before the word "equal" in the seventh line thereof, so that as amended such Section shall read in its entirety as follows:

       Section 4.04. Additional Bonds of any series other than Series A, Series B and Series C may be issued hereunder ot the extent of sixty per cent (60%) of net bondable expenditures for property additions as shown by the certificate of net bondable expenditures required by subparagraph (1) of
       Section 4.05 hereof provided that the earnings available for interest charges as shown by the certificate required by subparagraph (3) of said
       Section 4.05 hereof are equal at least to two (2) times the annual interest requirements stated in such certificate.

     Section 4.03. The Series I Bonds issued under this Eighth
Supplemental Indenture are subject not only to the terms of the Original Indenture but also to all amendments to the Original
Indenture set forth in supplemental indentures thereto, including, without limitation, pursuant to the Fourth
Supplemental Indenture dated as of March 28, 1984.

                          ARTICLE FIVE
                    Miscellaneous Provisions

     Section 5.01. The Company covenants that, except as to that part of the trust estate which may hereafter be acquired by it, it is now well seized of the physical properties by it hereby mortgaged or intended so to be and has good right, full power, and lawful authority to make this Eighth Supplemental Indenture and to subject such physical properties to the lien of the Original Indenture as heretofore and hereby supplemented; and that, subject to the provisions of the Original Indenture as heretofore and hereby supplemented, it has and will preserve good and indefeasible title to all such physical properties and will warrant and forever defend the same to the Trustee against the claims of all persons whomsoever.

     Section 5.02. The use of terms and the construction of the provisions hereof shall be in accordance with the definitions, uses and constructions contained in the Original Indenture as heretofore and hereby supplemented.

     Section 5.03. The Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, with respect to the Series I bonds herein provided for, all the rights, powers, privileges, immunities and exemptions provided in the Original Indenture as so supplemented as if the provisions concerning the same were incorporated herein at length. The Trustee under the Original Indenture shall ex officio be Trustee hereunder. The recitals and statements in this Eighth Supplemental Indenture and in the Series I bonds (other than the Trustee's Certificate attached thereto) shall be taken as statements by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Supplemental Indenture or of the Series I bonds, and the Trustee makes no covenant or representation, and shall not be responsible, as to and for the effect, authorization, execution, delivery or recording of this Eighth Supplemental Indenture. The Trustee shall not be taken impliedly to waive by this Eighth Supplemental Indenture any right it would otherwise have. As provided in the Original Indenture, this Eighth Supplemental Indenture shall hereafter form a part of the Original Indenture as heretofore supplemented.

     The remedies and provisions of the Original Indenture as so supplemented applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressly to be conferred by the Original Indenture as heretofore supplemented.

     Section 5.04. This Eighth Supplemental Indenture shall become void when the Original Indenture shall be void.

     Section 5.05. This Eighth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 5.06. The cover of this Supplemental Indenture and all article and descriptive headings herein are inserted for convenience only, and shall not affect any construction or interpretation hereof.

     IN WITNESS WHEREOF, Concord Electric Company has caused this instrument to be executed in its corporate name by its president, one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and to be attested by the Secretary of the Board of Directors or its Secretary, and The First National Bank of Boston, to evidence its acceptance of the trust hereby created, has caused this instrument to be executed in its corporate name and its corporate seal to be hereunto affixed by one of its Authorized Officers, all as of the day and year first above written.

Attest:                       CONCORD ELECTRIC COMPANY

Gail A. Siart                 By: Mark H.Collin
Secretary                         Treasurer

                        (Corporate Seal)


Signed, sealed and delivered by
     Concord Electric Company
     in the presence of us:

Sandra L. Walker

Ellen L. Belanger


                              THE FIRST NATIONAL BANK OF BOSTON,
                                        Trustee

                              By:__Sean P. George____________
                                 Authorized Officer

                                   (Corporate Seal)


Signed, sealed and delivered by
     The First National Bank of Boston
     in the presence of us:

__________________________

__________________________


STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM, SS.

     On this 13th day of October, 1994, before me personally appeared Mark H. Collin, to me personally known, who, being by me duly sworn, did say that he is the Treasurer of Concord Electric Company, that the seal affixed to the foregoing instrument was signed and sealed by him on behalf of said corporation by authority of its Board of Directors; and the said Mark H. Collin acknowledged said instrument to be the free act and deed of said corporation.

                                   Wilbur R. Ralph
                                   Notary Public
                                   My commission Expires:

                                        (Notarial Seal)


COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK, ss.

     On this 12th day of October, 1994, before me personally appeared J. E. Mogavero, to me personally known, who being by me duly sworn, did say that she is an Authorized Officer of The First National Bank of Boston, and that the foregoing instrument was signed by her on behalf of said Bank by authority of its Board of Directors; and the said acknowledged said instrument to be the free act and deed of said Bank.

                                   Shawn Patrick George
                                   Notary Public
                                   My Commission Expires:

                                        (Notarial Seal)


                           ENDORSEMENT

     The First National Bank of Boston, Trustee, being the Mortgagee under the foregoing Eighth Supplemental Indenture, hereby consents to the cutting of any timber standing upon any of the lands conveyed by the said Eighth Supplemental Indenture and to the sale of any such timber so cut as well as any personal property conveyed by said Eighth Supplemental Indenture to the extent, but only to the extent, that such cutting and sale is permitted under the provisions of the Mortgage referred to in said Eighth Supplemental Indenture.

     Dated:         Boston, Massachusetts, October 12, 1994.


                              THE FIRST NATIONAL BANK OF BOSTON,
                                   Trustee

                              By:  ______________________________
                                   Authorized Officer

Signed on behalf of The First
National Bank of Boston in the
presence of us:

__________________________

__________________________


                    CONCORD ELECTRIC COMPANY
                  Eighth SUPPLEMENTAL INDENTURE
                           SCHEDULE A

            Description of Certain Land and Easements
         Acquired by the Company since August 29, 1991*


I.   PARCELS ACQUIRED

     None since date set forth above.

II.  EASEMENTS AND RIGHTS ACQUIRED FOR TRANSMISSION LINE PURPOSES

     None since date set forth above.

III. LEASEHOLD INTEREST

     Acquired a leasehold interest in a certain parcel of land located on teh southerly side of U.S. Route 4 in Epsom, New Hampshire for use as a step-down transformer location, a "mobil sub", and any appurtenent equipment necessary or conveneint for the operation thereof pursuant to a Lease Agreement between Dennis Nolin and David Pauliotte and Concord Electric Company dated May 28, 1993 and recorded in the Merrimack County Registry of Deeds, Book 1917, Page 1853, for a term of five years and a renewal option for an additional five year term.



* All conveyances relate to premises located in Merrimack County, New Hampshire and all recording references are to records on file at the Merrimack County Registry of Deeds, Concord, New
Hampshire.



            Description of Certain Land and Easement
          Conveyed by the Company since August 29, 1991 (1)


I.   PARCELS CONVEYED

     Conveyed to the State of New Hampshire by condemnation a tract of land located on the southerly side of Route 4 in the Town of Chichester, County of Merrimack, dated
     September 4, 1991 and recorded in Merrimack County Registry of Deeds, Book 1866, Page 1358.

II.  EASEMENTS AND OTHER RIGHTS CONVEYED

     Conveyed a Thirty (30) foot right of way to NE Tel. and Tel. Co. by Quitclaim deed dated February 3, 1992. Proeprty located at Penacook Substation on the northerly side of Abbot Road and recorded in Merrimack County Registry of Deeds in Book 1876, Page 0739.

(1) All conveyances relate to premises in Merrimack County, New Hampshire, and all recording references are to records at the Merrimack County Registry of Deeds, Concord, New Hampshire.



                           SCHEDULE B

     (Form of Series I Fully Registered Bond without Coupons)

No. IR                                            $ . . . . . . .


                    CONCORD ELECTRIC COMPANY


              FIRST MORTGAGE BOND, Series I, 8.49%

                      DUE OCTOBER 14, 2024


     Concord Electric Company, a corporation of the State of New Hampshire (hereinafter called the "Company"), for value received,
hereby promises to pay to                                      ,
 or registered assigns, on the fourteenth day of October, 2024, the principal sum of
Dollars ($               ) and to pay interest thereon from the
date hereof at the rate of eight and forty-nine hundredths per centum (8.49%) per annum (computed on the basis of a thirty (30) day month and a three hundred sixty (360) day year) payable semiannually on the first day of April and the first day of October in each year, commencing with the first day of April, 1995, until said principal sum is paid; and to pay interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest at the rate of
 9.49% per annum. The principal of, premium, if any, and the interest on this bond shall be payable at the principal corporate trust office of The First National Bank of Boston, in Boston, Massachusetts, or at the principal corporate trust office of its successor as Trustee of the trust hereinafter referred to, or at the option of certain holders in accordance with the provisions of Section 1.01 of the Eighth Supplemental Indenture hereinafter referred to, in lawful money of the United States of America.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company limited as to aggregate principal amount as set forth in the Indenture hereinafter mentioned, issuable in series, and is one of a series know as First Mortgage Bonds, Series I, all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (herein called the "Original Indenture") duly executed and delivered by the Company to Old Colony Trust Company (The First National Bank of Boston being successor Trustee and together with Old Colony Trust Company being called the "Trustee"), to which Original Indenture and to all Indentures supplemental thereto, including an Eighth Supplemental Indenture dated as of October 14, 1994 (herein together called the "Indenture") reference is hereby made for a description of the property transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay, at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this bond as herein provided.

     Bonds of this Series I are entitled to the benefit of a required sinking fund and an optional sinking fund provided for in the Indenture and shall become subject to redemption for the purposes of such sinking funds at the principal amount thereof without premium, plus interest accrued thereon to the date of such redemption, all on the conditions and in the manner provided in the Indenture.

     Bonds of this Series I are also redeemable, in whole or in part, in integral multiples of one hundred thousand dollars, at the option of the Company on any date on at least 30 days' notice, in the manner, with the effect, subject to the limitations and for the amounts specified in Section 1.04 of the Indenture.

     On the conditions and in the manner provided in the Section
1.05 of the Indenture, Series I bonds may also become subject to redemption, in whole or in part, at any time on at least 30 days' notice, in the manner, with the effect and for the amounts specified in said Section 1.05, by the use of moneys deposited with or paid to the Trustee as the proceeds of the sale or condemnation of property of the Company or as the proceeds of insurance policies deposited with or paid to the Trustee because of damage to or destruction of property of the Company.

     In the event that all or any part of the bonds of this Series I shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such Series I bonds shall be entitled to be paid therefor an amount specified in Section 1.06 of the Indenture.

     The Indenture provides that, if notice of redemption of any bond issued pursuant to its terms, including the Series I bonds, or of any portion of the principal amount of any such bond selected for redemption has been duly given, then such bond or such portion thereof shall become due and payable on the redemption date, and, if the redemption price shall have been duly deposited with the Trustee, interest thereon shall cease to accrue from and after the redemption date, and that whenever the redemption price thereof shall have been duly deposited with the Trustee and notice of redemption shall have been duly given, or provision thereof made as provided in the Indenture, such bond or such portion thereof shall no longer be entitled to any lien or benefit of the Indenture.

     In case an event of default, as defined in the Indenture, occurs, the principal of this bond may become or may be declared due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture.

     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the corporate trust office of the Trustee under the Indenture, upon surrender thereof at said office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized denomination or in authorized denominations and of the same series, for the same aggregate principal amount. Bonds of Series I upon surrender thereof at said office may be exchanged for the same aggregate principal amount of fully registered bonds of Series I of another authorized denomination or other authorized denominations, all-upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

     The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for all purposes.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, any of the provisions of the Indenture or of any instrument supplemental thereto may be modified by the assent or authority of the holders of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding thereunder, provided, however, that no such modification shall (i) extend the time or times or payment of the principal of, or the interest or premium, if any, on any bond,
(ii) reduce the principal amount thereof or the rate of interest or premium thereon, (iii) authorize the creation of any lien prior or equal to the lien of the Indenture upon any property subject to the lien thereof, or deprive any bondholder of the benefit of the lien of the Indenture, (iv) affect the rights under the Indenture of the holders of one or more, but less than all, of the series of bonds outstanding thereunder unless assented to by the holders of seventy-five per centum (75%) in aggregate principal amount of bonds outstanding thereunder of each of the series so affected, (v) reduce the percentage of bonds, the holders of which are required to assent to any such modification, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto.

     No recourse shall be had for the payment of the principal of or the interest on this bond or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, stockholder, officer or director of the Company, or of any successor company, whether by virtue of any statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being by the acceptance hereof expressly waived and released and being also waived and released by the terms of the Indenture.

     This bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.

     IN WITNESS WHEREOF, Concord Electric Company has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Treasurer or one of its Assistant Treasurers, and
this bond to be dated the     day of                  , 1994.

                              CONCORD ELECTRIC COMPANY

                              By ________________________________
                                 President



                                        (Corporate Seal)

ATTEST: ______________________
          Treasurer
(Form of Trustee's Certificate for all Bonds of Series I)

This is one of the First Mortgage Bonds, Series I, referred to in the within mentioned Indenture.

                              THE FIRST NATIONAL BANK OF BOSTON
                                        Trustee

                              By: _______________________________
                                   Authorized Officer



     (Form of Notation of Payments on Account of Principal)

                PAYMENTS ON ACCOUNT OF PRINCIPAL


_________________________________________________________________
Date           Amount Paid         Signature
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________



                      (Form of Endorsement)

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and
transfers unto                                      the within
bond, and all rights thereunder, hereby irrevocably constituting
and appointing                                         attorney
to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated: ______________         ___________________________________
                              Signature of Registered Owner

In the presence of ________________________________

     NOTICE: The signature of this assignment must correspond with the name of the payee as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.